Exhibit 99.1

 Westwood Holdings Group, Inc. Announces 50% Increase in Quarterly Dividend, a
   Special Cash Dividend of $1.00, and Q2 2003 Net Income of $0.22 per Share

Dallas, July 29 - Westwood Holdings Group, Inc. (NYSE: WHG) today announced that its Board of Directors has approved the payment of a quarterly cash dividend of $0.03 per common share, an increase of 50% from the previous quarterly dividend of $0.02 per share. The Board has also approved the payment of a special dividend of $1.00 per share. Both the quarterly and special dividends will be payable on October 1, 2003 to stockholders of record on September 15, 2003.

Westwood also today reported 2003 second quarter revenues of $5.1 million, net income of $1.2 million, and earnings per diluted share of $0.22. This compares to revenues of $5.5 million, net income of $1.3 million and earnings per diluted share of $0.23 in the second quarter of 2002.

Total operating expenses for the 2003 second quarter were $3.1 million, a 9.6% decrease compared to $3.4 million for the 2002 second quarter.

Assets under management were $4.3 billion as of June 30, 2003, a decrease of 6.6% compared to $4.6 billion on June 30, 2002 and a 13.6% increase from the $3.8 billion reported at March 31, 2003. Average assets under management for the second quarter of 2003 were $4.1 billion compared to $4.3 billion for the second quarter of 2002, a decrease of 5.5%.

Susan M. Byrne, Westwood's founder and Chief Executive Officer commented, "Our dividend is a way to balance the desire for long-term capital growth with the desire for more near-term income. We believe the interests of our stockholders and employees are currently well aligned and are pleased to have the financial flexibility to return excess capital to our stockholders via a special dividend. Even though we are planning for continued challenging times ahead we will continue to invest in our people and products as essential to meeting our long-term growth targets. We expect to maintain a flexible and conservative financial position even after the payment of this special dividend."

About Westwood

Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate pension funds, public retirement plans, endowments and foundations, mutual funds and clients of Westwood Trust. Westwood Trust provides, to institutions and high net worth individuals, trust and custodial services and participation in common trust funds that it sponsors. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol "WHG." For more information, please visit the Company's website at www.westwoodgroup.com.

Note on Forward-looking Statements

Statements that are not purely historical facts, including statements about anticipated or expected future revenue and earnings growth and profitability, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "should," "could," "goal," "target," "designed," "on track," "continue," "comfortable with," "optimistic," "look forward to" and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which may cause actual results to be materially different from those contemplated by the forward-looking statements. Such factors include the risks and uncertainties referenced in our documents filed with, or furnished to, the Securities and Exchange Commission, including without limitation those identified under the caption "Forward-Looking Statements and Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on forward-looking statements.

                 WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                          Three months ended                   Six months ended
                                                                                June 30,                            June 30,
                                                                       -------------------------           -------------------------
                                                                         2003             2002               2003             2002
                                                                       -------           -------           -------           -------
REVENUES:
   Advisory fees ...........................................           $ 3,693           $ 4,115           $ 7,313           $ 8,327
   Trust fees ..............................................             1,071             1,171             2,210             2,304
   Other revenues ..........................................               306               252               559               439
                                                                       -------           -------           -------           -------
     Total revenues ........................................             5,070             5,538            10,082            11,070
                                                                       -------           -------           -------           -------

EXPENSES:
   Employee compensation and benefits ......................             2,202             2,127             4,321             4,347
   Sales and marketing .....................................               178               160               321               280
   Information technology ..................................               208               238               383               460
   Professional services ...................................               159               439               418               806
   General and administrative ..............................               363               476               712               800
                                                                       -------           -------           -------           -------
     Total expenses ........................................             3,110             3,440             6,155             6,693
                                                                       -------           -------           -------           -------
Income before income taxes .................................             1,960             2,098             3,927             4,377
Provision for income tax expense ...........................               761               839             1,478             1,732
                                                                       -------           -------           -------           -------
Net income .................................................           $ 1,199           $ 1,259           $ 2,449           $ 2,645
                                                                       =======           =======           =======           =======
Earnings per share:
   Basic ...................................................           $  0.22           $  0.23           $  0.45           $  0.49
   Diluted .................................................           $  0.22           $  0.23           $  0.45           $  0.49

                 WESTWOOD HOLDINGS GROUP, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                    As of June 30, 2003 and December 31, 2002
               (in thousands, except par values and share amounts)

                                                        June 30,
                                                          2003      December 31,
                                                       (unaudited)      2002
                                                       -----------  ------------
                                     ASSETS
Current Assets:
     Cash and cash equivalents .....................    $  3,644      $  4,359
     Accounts receivable ...........................       1,996         2,186
     Investments, at market value ..................      16,116        14,230
                                                        --------      --------
         Total current assets ......................      21,756        20,775
     Goodwill, net of accumulated amortization
       of $640 .....................................       2,302         2,302
     Other assets, net .............................         940         1,043
                                                        --------      --------
         Total assets ..............................    $ 24,998      $ 24,120
                                                        ========      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
     Accounts payable and accrued liabilities ......    $    834      $    701
     Dividends payable .............................         108           108
     Compensation and benefits payable .............       1,727         3,523
     Income taxes payable ..........................         340           604
                                                        --------      --------
         Total current liabilities .................       3,009         4,936
     Other liabilities .............................          47            61
                                                        --------      --------
         Total liabilities .........................       3,056         4,997
                                                        --------      --------
Stockholders' Equity:
     Common stock, $0.01 par value, authorized
     10,000,000 shares, issued 5,394,522 and
     outstanding 5,394,169 shares at
     June 30, 2003; issued 5,394,522 and
     outstanding 5,394,145 shares at
     December 31, 2002 .............................          54            54
     Additional paid-in capital ....................       9,717         9,579
     Treasury stock, at cost - 353 shares at
     June 30, 2003 and 377 shares at
     December 31, 2002 .............................          (6)           (6)
     Notes receivable from stockholders ............      (2,719)       (3,598)
     Retained earnings .............................      14,896        13,094
                                                        --------      --------
         Total stockholders' equity ................      21,942        19,123
                                                        --------      --------
Total liabilities and stockholders' equity .........    $ 24,998      $ 24,120
                                                        ========      ========

SOURCE: Westwood Holdings Group, Inc.

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CONTACT:
Westwood Holdings Group, Inc.
Bill Hardcastle
(214) 756-6900